Exhibit 99.2

October 30, 2007

MAPFRE Reaches an Agreement to Acquire US Insurer The Commerce Group, Inc. for Euros 1,538 Million ($2,207 Million)

It Will Be a Decisive Step in MAPFRE's International Strategy and the Largest Investment in the History of the Group

WEBSTER, Mass.--MAPFRE S.A. of Spain and US insurer The Commerce Group, Inc. ("COMMERCE") (NYSE:CGI) have announced today the signing of a merger agreement by which MAPFRE will acquire 100 per cent of the share capital of US insurer COMMERCE for Euros 1,538 million ($2,207 million), in what represents a decisive step in its international expansion and the largest investment in the history of MAPFRE.

The agreement foresees the merger of COMMERCE with a US subsidiary of MAPFRE. Once carried out, the shareholders of COMMERCE will receive $36.70 per share, representing a 22.5% premium over the average share price of the last 30 days.

COMMERCE is the leading writer of Non-life personal insurance lines in the state of Massachusetts (US), where it holds a 31.5% market share in personal Motor Insurance. The US insurer is currently involved in an expansion plan outside its state of origin for which it holds licences in all 50 states of the Union and operates in 17 of them.

MAPFRE will pay the consideration entirely in cash, which it plans to finance through an equity capital raising of Euros 500 million ($718 million), the issuance of bonds up to Euros 800 million ($1,148 million), with the balance coming from internal resources. The acquisition is expected to have a positive financial return for MAPFRE's shareholders from the beginning, raising earnings per share. The transaction is subject to the relevant regulatory authorisations and to the requisite approval of the merger agreement by the holders of at least two-thirds of the shares of COMMERCE common stock.

The acquisition underscores MAPFRE's commitment to enter the US market. COMMERCE has a total of 1,586 independent and specialised agents and 1,152 brokers and recorded gross written and accepted premiums of Euros 1,368 million ($1,963 million) and net earnings of Euros 168 million ($241.5 million) in 2006, with a combined ratio below the US average (89.1%). The US insurer has, among others, a strategic agreement with the American Automobile Association (AAA) in Massachusetts for exclusive product distribution, recently renewed for a period of 20 years.

The planned transaction adds a new and important line of growth for MAPFRE, through MAPFRE INTERNACIONAL, as: it widens the international geographical coverage of its businesses; notably reinforces its distribution network in the US, as well as its management capabilities in this country, through the integration of COMMERCE local team; and will diversify its currency exposure.

After the consolidation of COMMERCE's businesses, MAPFRE's activities in the US will represent close to 10 percent of the total premiums of MAPFRE. MAPFRE expects to contribute to its new US business:

its underwriting excellence and experience in the development of Non-life products;
the development of integrated and unified IT and management control platforms;
its experience in expanding into new business lines and territories;
reinsurance solutions for the most appropriate protection of the portfolio.

COMMERCE began operating in Massachusetts in 1971 and ranks as the largest personal Motor insurer in this state since 1990. The insurer, specialised in personal Non-life insurance lines, is listed on the New York Stock Exchange since 1995 and has close to 2,200 employees.

MAPFRE started operations in the United States in 1993 and is currently present in Florida, New Jersey, as well as in the Associated Commonwealth of Puerto Rico. Furthermore, it has large roadside assistance operations throughout the country. MAPFRE, present in 40 countries, is the leading insurer in Spain; in Non-life insurance, it ranks as the largest group in Latin America and the tenth largest in Europe. At year end 2006, MAPFRE recorded total revenues of Euros 13.6 billion.

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About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, American Commerce Insurance Company in Ohio, and State-Wide Insurance Company in New York. Through its subsidiaries' combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A.M. Best Company, based on 2006 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

Forward-Looking Statements

This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. The following are among the key factors that could cause actual results to differ materially from forward-looking statements:

*	the possibility of severe weather, terrorism and other adverse catastrophic experiences; adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;

*	adverse state and federal regulations and legislation;

*	adverse judicial decisions;

*	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;

*	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;

*	premium rate making decisions for private passenger automobile policies in Massachusetts; potential rate filings;

*	heightened competition, especially in Massachusetts if large national competitors enter the state in response to the proposed managed competition regulations;

*	the implementation of managed competition and an Assigned Risk Plan in Massachusetts;

*	our concentration of business within Massachusetts and within the personal automobile line of business;

*	market disruption in Massachusetts, if competitors exit the market or become insolvent; the cost and availability of reinsurance;

*	our ability to collect on reinsurance and the solvency of our reinsurers;

*	the effectiveness of our reinsurance strategies;

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*	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;

*	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Fitch, Moody's and S&P;

*	our ability to attract and retain independent agents;

*	our ability to retain our affinity relationships with AAA clubs;

*	our dependence on a key third party service vendor for our automobile business in Massachusetts;

*	our dependence on our executive officers; and,

*	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Merger, COMMERCE will file a proxy statement and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMMERCE GROUP, INC. AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about COMMERCE on the SEC's website at http://www.sec.gov. Free copies of COMMERCE's SEC filings are also available from The Commerce Group, Inc., 211 Main Street, Webster, Massachusetts, 01570 Attention: Investor Relations.

Participants in the Solicitation

COMMERCE, MAPFRE and their respective executive officers and directors, may be deemed, under SEC rules, to be participants in the solicitation of proxies from COMMERCE's shareholders with respect to the proposed Merger. Information regarding the executive officers and directors of COMMERCE is set forth in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 17, 2007. Information about MAPFRE's directors and executive officers is available from its 2006 Annual Report, which can be obtained for free from its website at www.mapfre.com and will also be available in a Schedule 13D to be filed by MAPFRE S.A. with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

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